Table of Contents

As filed with the Securities and Exchange Commission on May 10, 2022

Registration No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNSHINE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Colorado	20-5566275
(State of incorporation)	(IRS Employer Identification No.)

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Steve N. Slilaty

6500 Trans-Canada Highway

4th Floor

Pointe-Claire, Quebec, Canada H9R 0A5

(514) 426-6161

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

(212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 10, 2022

14,588,535 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein are offering on a resale basis an aggregate of 14,588,535 shares of common stock, par value $0.001 per share, of Sunshine Biopharma, Inc., of which (i) 2,472,820 shares are issued and outstanding, (ii) 2,390,025 shares are issuable upon exercise of pre-funded warrants, or the Pre-Funded Warrants, each exercisable into one share of common stock at an exercise price per share of $0.001, without expiration, and (iii) 9,725,690 shares are issuable upon exercise of common warrants, or the Common Warrants, each exercisable into one share of common stock at an exercise price per share of $3.76, expiring on April 28, 2027. We refer to the Pre-Funded Warrants and the Common Warrants, collectively, as the Private Placement Warrants. The outstanding shares of common stock and the Private Placement Warrants were issued to the selling stockholders in connection with a private placement we completed on April 28, 2022, or the Private Placement. We will not receive any of the proceeds from the sale by the selling stockholders of the common stock. Upon any exercise of the Private Placement Warrants by payment of cash, however, we will receive the exercise price of the Private Placement Warrants (less a 5% fee to be paid to the placement agent for the Private Placement).

The selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell or otherwise dispose of the common stock covered by this prospectus in the section entitled “Plan of Distribution” on page 9. Discounts, concessions, commissions and similar selling expenses attributable to the sale of common stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the common stock with the Securities and Exchange Commission, or the SEC.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “SBFM.” On May 9, 2022, the last reported sale price for our common stock was $1.93 per share.

Investing in our common stock involves substantial risk. Please read “Risk Factors” beginning on page 4 of this prospectus and in the documents we incorporate by reference.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______________, 2022.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell the securities described in this prospectus in one or more offerings. A prospectus supplement may add to, update or change the information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized, nor has any selling stockholder authorized, any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable prospectus supplement. You should not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any applicable prospectus supplement is delivered or securities are sold on a later date.

As used in this prospectus and unless otherwise indicated, the terms “we,” “us,” “our,” “Sunshine Biopharma,” or the “Company” refer to Sunshine Biopharma, Inc. and its wholly owned subsidiaries.

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SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the documents we incorporate by reference into this prospectus. The summary is not complete and does not contain all of the information that you should consider before investing in our common stock. After you read this summary, you should read and consider carefully the entire prospectus and any prospectus supplement and the more detailed information and financial statements and related notes that are incorporated by reference into this prospectus and any prospectus supplement. If you invest in our shares, you are assuming a high degree of risk.

About Us—Business Overview

We are a pharmaceutical and nutritional supplement company focusing on the research and development of proprietary drugs including our anti-cancer compound Adva-27a, and anti-coronavirus lead compound, SBFM-PL4. In addition, we are engaged in the development of specific mRNA molecules for cancer therapy.

We also, through our wholly owned Canadian subsidiary, Sunshine Biopharma Canada Inc., develop science-based nutritional supplements, and currently sell one nutritional supplement product, Essential 9™.

Corporate Information

Our principal executive offices are located at 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5, and our telephone number is (514) 426-6161. Our website address is www.sunshinebiopharma.com. Information on our website is not part of this prospectus.

Private Placement

On April 25, 2022, the Company entered into a securities purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which the Company issued and sold, (i) an aggregate of 2,472,820 shares of common stock, (ii) Pre-Funded Warrants to purchase up to an aggregate of 2,390,025 shares of common stock and (iii) Common Warrants to purchase up to an aggregate of 9,725,690 shares of common stock. Each share of common stock and accompanying two Common Warrants were sold together at a combined offering price of $4.01, and each Pre-Funded Warrant and accompanying two Common Warrants were sold together at a combined offering price of $4.009. Subject to certain ownership limitations, the Private Placement Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of common stock at an exercise price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof) and does not expire. Each Common Warrant is exercisable into one share of common stock at an exercise price per share of $3.76 (as adjusted from time to time in accordance with the terms thereof) and will expire on the fifth anniversary of the date of issuance. In connection with the Private Placement, the Company engaged Aegis Capital Corp. to serve as exclusive placement agent. The Private Placement closed on April 28, 2022.

The issuance and sale of the shares of common stock and the Private Placement Warrants pursuant to the Purchase Agreement and the issuance and sale of the shares of common stock issuable upon exercise of the Private Placement Warrants were not registered under the Securities Act of 1933, as amended, or the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

In connection with the Purchase Agreement, on April 25, 2022, the Company entered into a registration rights agreement with the selling stockholders. Pursuant to the registration rights agreement, the Company agreed to file a registration statement on Form S-3 for the resale by the selling stockholders of the outstanding shares of common stock that were issued pursuant to the Private Placement, and the shares of common stock issuable upon exercise of the Private Placement Warrants, within 15 days from the closing of the Private Placement.

We are filing the registration statement of which this prospectus forms a part to satisfy our obligations under the registration rights agreement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. We may, in some cases, use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes to identify these forward-looking statements.

These forward-looking statements reflect our management’s beliefs and views with respect to future events, are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in these forward-looking statements. We discuss many of these risks in greater detail in this prospectus under “Risk Factors” and in our Annual Report on Form 10-K filed with the SEC on March 21, 2022, as well as those described in the other documents we file with the SEC. Moreover, new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable laws or regulations.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties discussed below, as well as those under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021 as filed with the SEC, and as incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by us after the date hereof and incorporated by reference into this prospectus. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

The sale of a substantial amount of our common stock, including resale of the shares of common stock held by the selling stockholders in the public market, could adversely affect the prevailing market price of our common stock.

We are registering for resale 14,588,535 shares of common stock, including 12,115,715 shares of common stock issuable upon the exercise of Private Placement Warrants held by the selling stockholders. Sales of substantial amounts of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our common stock. We cannot predict if and when selling stockholders may sell such shares in the public market.

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USE OF PROCEEDS

We will not receive any of the proceeds from any sale or other disposition of the shares of common stock covered by this prospectus. All proceeds from the sale of the shares will be paid directly to the selling stockholders. We will receive proceeds upon the cash exercise of the Private Placement Warrants, however. Assuming full cash exercise of the Private Placement Warrants, we would receive gross proceeds of approximately $36.6 million (prior to deducting a 5% fee payable to the placement agent). We currently intend to use any net proceeds from Private Placement Warrant exercises for our drug development activities and general corporate purposes, including working capital.

To the extent the resale of the shares of common stock underlying the Common Warrants is registered under the Securities Act and there is a prospectus available for such registered resale, holders of Common Warrants are required to pay the exercise price for the Common Warrants in cash. If no such registration statement and prospectus are available following October 28, 2022, the Common Warrants may be exercised through cashless exercise, where the holder of the Common Warrant receives fewer shares upon exercise of its Common Warrant but does not pay the Company any cash to exercise the Common Warrant.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders, and those issuable to the selling stockholders, upon exercise of the Private Placement Warrants. For additional information regarding the issuances of those shares of common stock and Private Placement Warrants, see the description of the Private Placement in “Summary - Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. None of the selling stockholders have had any material relationship with us within the past three years. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock and warrants, as of April 29, 2022, assuming exercise of the warrants (including the Private Placement Warrants) held by the selling stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the selling stockholders in the description of the Private Placement referenced above and (ii) the maximum number of shares of common stock issuable upon exercise of the related Private Placement Warrants, determined as if the outstanding Private Placement Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration rights agreement, without regard to any limitations on the exercise of the Private Placement Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Private Placement Warrants, a selling stockholder may not exercise the Private Placement Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the Private Placement Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling stockholder	Number of Shares of Common Stock Owned Prior to Offering (1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering (2)	Percentage of Outstanding Common Stock Owned After the Offering (30)
Armistice Capital Master Fund Ltd. (3)	11,970,075	(4)	11,970,075	(5)	0	-
Iroquois Capital Investment Group LLC (6)	657,509	(7)	364,716	(8)	292,793	1.0%
Iroquois Master Fund Ltd. (9)	354,041	(10)	196,383	(11)	157,658	*
Bigger Capital Fund LP (12)	280,548	(13)	280,548	(14)	0	_
District 2 Capital Fund LP (15)	280,551	(16)	280,551	(17)	0	-
Empery Asset Master, LTD (18)	440,800	(19)	431,748	(20)	9,052	*
Empery Tax Efficient, LP (21)	106,722	(22)	104,601	(23)	2,121	*
Empery Tax Efficient III, LP (24)	215,595	(25)	211,782	(26)	3,813	*
Hudson Bay Master Fund Ltd. (27)	1,098,581	(28)	748,131	(29)	350,450	1.2%

___________________

*	Denotes less than 1%.

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

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(2)	Represents the amount of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all common stock underlying Private Placement Warrants registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of common stock are acquired or sold by the selling stockholder prior to completion of this offering. However, each selling stockholder may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of common stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.
(3)	The shares are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.
(4)	Ownership prior to the offering represents (i) 1,600,000 shares of common stock, (ii) 2,390,025 shares of common stock issuable upon exercise of Pre-Funded Warrants, and (iii) 7,980,050 shares of common stock issuable upon exercise of Common Warrants. The Pre-Funded Warrants and Common Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation.
(5)	Represents (i) 1,600,000 shares of common stock, (ii) 2,390,025 shares of common stock issuable upon exercise of Pre-Funded Warrants, and (iii) 7,980,050 shares of common stock issuable upon exercise of Common Warrants. The Pre-Funded Warrants and Common Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation.
(6)	Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC. The business address of the selling stockholder is 2 Overhill Road, Scarsdale, NY 10583.
(7)	Ownership prior to the offering represents (i) 121,572 shares of common stock, (ii) 243,144 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 292,793 shares of common stock issuable upon exercise of other warrants.
(8)	Represents (i) 121,572 shares of common stock and (ii) 243,144 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(9)	Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund. The business address of the selling stockholder is 2 Overhill Road, Scarsdale, NY 10583.
(10)	Ownership prior to the offering represents (i) 65,461 shares of common stock, (ii) 130,922 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 157,658 shares of common stock issuable upon exercise of other warrants (subject to a 4.99% beneficial ownership limitation).
(11)	Represents (i) 65,461 shares of common stock and (ii) 130,922 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(12)	The control person of the selling stockholder is Michael Bigger. The business address of the selling stockholder is 11700 West Charleston Blvd., #170-659, Las Vegas, NV 89135.
(13)	Ownership prior to the offering represents (i) 93,516 shares of common stock and (ii) 187,032 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(14)	Represents (i) 93,516 shares of common stock and (ii) 187,032 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(15)	The control person of the selling stockholder is Michael Bigger. The business address of the selling stockholder is 14 Wall Street, 2nd Floor, Huntington, NY 11743.
(16)	Ownership prior to the offering represents (i) 93,517 shares of common stock and (ii) 187,034 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(17)	Represents (i) 93,517 shares of common stock and (ii) 187,034 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(18)	Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(19)	Ownership prior to the offering represents (i) 143,916 shares of common stock, (ii) 287,832 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 9,052 shares of common stock issuable upon exercise of other warrants (subject to a 4.99% beneficial ownership limitation).
(20)	Represents (i) 143,916 shares of common stock and (ii) 287,832 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(21)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.
(22)	Ownership prior to the offering represents (i) 34,867 shares of common stock, (ii) 69,734 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 2,121 shares of common stock issuable upon exercise of other warrants (subject to a 4.99% beneficial ownership limitation).
(23)	Represents (i) 34,867 shares of common stock and (ii) 69,734 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(24)	Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The business address of the selling stockholder is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York, NY 10020.

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(25)	Ownership prior to the offering represents (i) 70,594 shares of common stock, (ii) 141,188 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 3,813 shares of common stock issuable upon exercise of other warrants (subject to a 4.99% beneficial ownership limitation).
(26)	Represents (i) 70,594 shares of common stock and (ii) 141,188 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(27)	Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities. The business address of the selling stockholder is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Floor, Greenwich, CT 06830.
(28)	Ownership prior to the offering represents (i) 249,377 shares of common stock, (ii) 498,754 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation), and (iii) 350,450 shares of common stock issuable upon exercise of other warrants (subject to a 4.99% beneficial ownership limitation).
(29)	Represents (i) 249,377 shares of common stock and (iii) 498,754 shares of common stock issuable upon exercise of Common Warrants (subject to a 4.99% beneficial ownership limitation).
(30)	Based on 16,495,607 shares of common stock outstanding as of April 29, 2022, and assumes that following the offering all of the 12,115,715 Private Placement Warrants will have been exercised (such that 28,611,322 shares of common stock will be outstanding), and all of the shares offered by the selling stockholders hereunder will have been sold.

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PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, and provided the Company is in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Andrew I. Telsey, P.C.

EXPERTS

The consolidated financial statements of Sunshine Biopharma, Inc. at December 31, 2021 and 2020 appearing in our Annual Report on Form10-K for the year ended December 31, 2021, have been audited by of B F Borgers CPA PC, independent registered public accountants, as set forth in its report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or one of our filings with the SEC that is incorporated by reference into the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at www.sunshinebiopharma.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained on or through that site, other than documents we file with the SEC that are specifically incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (ii) after the date of this prospectus until the offering of the securities is terminated:

•	our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed with the SEC on March 21, 2022;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 6, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 10, 2022, February 17, 2022, February 25, 2022, March 15, 2022, March 24, 2022, April 8, 2022 and April 28, 2022; and

•	the description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under Section 12(b) under the Exchange Act, filed with the SEC on February 10, 2022.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: Sunshine Biopharma, Inc., 6500 Trans-Canada Highway, 4th Floor, Pointe-Claire, Quebec, Canada H9R 0A5; telephone number (514) 426-6161.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various expenses (other than placement agent fees) payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$3,638
Legal Fees and Expenses	275,000
Accounting Fees and Expenses	10,800
Miscellaneous	5,000
Total	$294,438

Item 15. Indemnification of Officers and Directors.

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides, generally, that the articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 of the CBCA, or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102(1) of the CBCA permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself or herself in good faith, (b) reasonably believed that (i) in the case of conduct in his or her official capacity, his or her conduct was in the corporation’s best interest, or (ii) in all other cases, his or her conduct was not opposed to the corporation’s best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 7-109-103 further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

Section 7-109-102(4) of the CBCA limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit. Sections 7-109-104 of the CBCA permits a corporation to advance expenses to a director, and Section 7-109-107(1)(c) of the CBCA permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

Our bylaws include provisions that require the Company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

3.1	Articles of Incorporation (1)

3.2	Certificate of Amendment to Articles of Incorporation filed November 2, 2009 (2)

3.3	Statement of Share and Equity Capital Exchange (3)

3.4	Articles of Amendment to Articles of Incorporation filed July 13, 2010 (3)

3.5	Articles of Amendment to Articles of Incorporation filed May 27, 2015 (4)

3.6	Articles of Amendment to Articles of Incorporation (5)

3.7	Articles of Amendment to Articles of Incorporation (6)

3.8	Bylaws (1)

5.1*	Opinion of Andrew I. Telsey, P.C.

23.1*	Consent of B F Borgers CPA PC

23.2*	Consent of Andrew I. Telsey, P.C. (included in Exhibit 5.1)

107*	Calculation of Filing Fee Tables

*	Filed herewith.

(1)	Incorporated by reference to SB-2 filed with the SEC on October 19, 2007.
(2)	Incorporated by reference to 8-K filed with the SEC on November 6, 2009.
(3)	Incorporated by reference to 10-Q filed with the SEC on August 4, 2010.
(4)	Incorporated by reference to 8-K filed with the SEC on June 1, 2015.
(5)	Incorporated by reference to 8-K filed with the SEC on June 24, 2020.
(6)	Incorporated by reference to 8-K filed February 10, 2022.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Point-Claire, Quebec, Canada, on May 10, 2022.

SUNSHINE BIOPHARMA, INC.

By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer (principal executive officer)

By:	/s/ Camille Sebaaly
Camille Sebaaly, Chief Financial Officer (principal financial and accounting officer)

Each person whose signature appears below constitutes and appoints Dr. Steve N. Slilaty, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Steve N. Slilaty	Chief Executive Officer and Director	May 10, 2022
Dr. Steve N. Slilaty	(Principal Executive Officer)

/s/ Camille Sebaaly	Chief Financial Officer	May 10, 2022
Camille Sebaaly	(Principal Financial and Accounting Officer)

/s/ Dr. Abderrazzak Merzouki	Director	May 10, 2022
Dr. Abderrazzak Merzouki

/s/ David Natan	Director	May 10, 2022
David Natan

/s/ Dr. Andrew Keller	Director	May 10, 2022
Dr. Andrew Keller

/s/ Dr. Rabi Kiderchah	Director	May 10, 2022
Dr. Rabi Kiderchah

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